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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2006

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On May 8, 2006, Gartner, Inc. ("Gartner" or the "Company") entered into an agreement (the "Silver Lake Stock Purchase Agreement") with Silver Lake Partners, L.P., a Delaware limited partnership, Silver Lake Investors, L.P., a Delaware limited partnership, and Silver Lake Technology Investors, L.L.C., a Delaware limited liability company (collectively, "Silver Lake") pursuant to which the Company agreed to purchase an aggregate of 1,000,000 shares of common stock from Silver Lake at the initial price to the public to be received in a proposed underwritten secondary offering of Gartner's common stock by Silver Lake, less the applicable underwriting discount. This purchase is conditioned on the sale of at least 9,500,000 shares by Silver Lake in the offering and will occur following the closing of the offering.

        The Form of the Silver Lake Stock Purchase Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)
Exhibits

10.1	Stock Purchase Agreement, dated May 8, 2006, by and between Gartner and Silver Lake

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: May 9, 2006	By:	/s/ LEWIS G. SCHWARTZ
Lewis G. Schwartz Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Stock Purchase Agreement, dated May 8, 2006, by and between Gartner and Silver Lake

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SIGNATURES
EXHIBIT INDEX